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                                                                 EXHIBIT 99(g)

                               CGU ACQUISITION CO.

                        $1,000,000,000 CREDIT FACILITIES

                         SUMMARY OF TERMS AND CONDITIONS

                               September 24, 2000

                  White Mountains Insurance Group, Ltd., a company incorporated in Bermuda ("WHITE MOUNTAINS"), together with the investors previously identified to the Arranger (the "INVESTOR GROUP"), will form a holding company (the "PARENT"), which will in turn form an acquisition corporation ("ACQUISITION CO.", or the "BORROWER"), which will then acquire (the "ACQUISITION") the U.S. property and casualty insurance business (the "ACQUIRED ASSETS") of CGU plc (the "SELLER"). The Acquisition will be consummated pursuant to the Stock Purchase Agreement, dated as of September 24, 2000, among CGU International Holdings Luxembourg S.A., a Luxembourg corporation, CGU Holdings LLC, a Delaware limited liability company, Seller and White Mountains (the "STOCK PURCHASE AGREEMENT"). The Acquisition will be accomplished as described in Annex II to this Summary of Terms and Conditions; certain terms defined in such Annex II are used herein with the meanings given therein.

                   In that connection, credit facilities in an aggregate principal amount of $1,000,000,000 are being established, as described below.

I.     PARTIES

Borrower:           Acquisition Co. (the "BORROWER").

Guarantors:         The Parent and each subsidiary of the Borrower other than
                    any insurance company subsidiary (the "GUARANTORS"; the Borrower and the Guarantors, collectively, the "CREDIT
                    PARTIES").

Sole Advisor, Sole
Arranger and Sole
Book Manager:       Lehman Brothers Inc. (in such capacity, the "ARRANGER").

Syndication Agent:  Lehman Commercial Paper Inc. (in such capacity, the
                    "SYNDICATION AGENT").

Administrative
Agent: Lehman Commercial Paper Inc. (in such capacity, the "ADMINISTRATIVE AGENT").

Lenders: A syndicate of banks, financial institutions and other entities arranged by the Arranger (collectively, the "LENDERS").
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                                                                               2

II.    TYPES AND AMOUNTS OF CREDIT FACILITIES

1.     TERM LOAN FACILITY

Type and Amount of
Facility:         Five-year term loan facility (the "TERM LOAN FACILITY") in an aggregate principal amount equal to $700,000,000 (the loans thereunder, the "TERM LOANS"). The Term Loans shall be repayable in installments in the amounts set forth below for each year following the Closing Date (as defined below):

                           YEAR     AMOUNT

                           Year 1   $ 95,000,000
                           Year 2   $110,000,000
                           Year 3   $120,000,000
                           Year 4   $180,000,000
                           Year 5   $195,000,000

                  The foregoing amounts payable in each year will be payable in equal quarterly installments during such year; PROVIDED, that
                  (i) no principal installment shall be required to be paid before the later of December 31, 2001 and the first anniversary of the Closing Date and (ii) if, having used its best efforts to obtain regulatory approvals required to permit quarterly payment of dividends by its insurance company subsidiaries, the Borrower does not obtain such approvals for payments prior to the second anniversary of the Closing Date, principal payments in respect of the Term Loans prior to the second anniversary of the Closing Date will be required to be made once per year rather than quarterly.

                  The Arranger, in its sole discretion (after consultation with the Borrower), may determine that the Term Loans shall comprise two separate tranches (the Term Loans comprising one tranche with a final maturity on the fifth anniversary of the Closing Date, the "TRANCHE A TERM LOANS" and the Term Loans comprising the other tranche with a final maturity on the sixth anniversary of the Closing Date, the "TRANCHE B TERM LOANS"). The aggregate amount of Term Loans constituting Tranche A Term Loans and the Tranche B Term Loans, respectively, shall be determined by the Arranger in its sole discretion after consultation with the Borrower.

Availability:     The Term Loans shall be made in a single drawing on the
                  Closing Date.

Purpose: The proceeds of the Term Loans shall be used to finance the Acquisition, to repay certain existing indebtedness of CGU and its subsidiaries, to pay related fees and expenses and for general corporate purposes.
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                                                                               3


2.     REVOLVING CREDIT FACILITY

Type and Amount of
Facility:         Five-year revolving credit facility (the "REVOLVING CREDIT
                  FACILITY"; together with the Term Loan Facility, the "CREDIT
                  FACILITIES") in the amount of $300,000,000 (the loans thereunder, the "REVOLVING CREDIT LOANS").

Availability:     The Revolving Credit Facility shall be available on a
                  revolving basis during the period commencing on the Closing
                  Date and ending on the fifth anniversary thereof (the
                  "REVOLVING CREDIT TERMINATION DATE").

Letters of        A portion of the Revolving Credit Facility not in excess of
Credit            $25,000,000 shall be available for the issuance of letters of credit (the "LETTERS OF CREDIT") by a Lender to be selected in the syndication process (in such capacity, the "ISSUING
                  LENDER"). No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Credit
                  Termination Date, PROVIDED that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof
                  (in the absence of notice to the contrary from the Issuing
                  Lender) for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

                  Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Revolving Credit Loans) on the next business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Revolving Credit Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a PRO RATA basis.

Swing Line Loans: A portion of the Revolving Credit Facility not in excess of
                  $10,000,000 shall be available for swing line loans (the "SWING LINE LOANS") from a Lender to be selected in the syndication process (in such capacity, the "SWING LINE LENDER") on same-day notice. Any Swing Line Loans will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis. Each Lender under the Revolving Credit Facility shall acquire, under certain circumstances, an irrevocable and unconditional PRO RATA participation in each Swing Line Loan.

Maturity:         The Revolving Credit Termination Date.

Purpose: The proceeds of the Revolving Credit Loans shall be used to finance the Acquisition, to repay certain existing indebtedness of CGU and its subsidiaries, to pay related fees and expenses and for working capital and general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.

III.   CERTAIN PAYMENT
       PROVISIONS

Fees and Interest
Rates:   As set forth on Annex I.
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Optional Prepayments
and Commitment
Reductions:       Loans may be prepaid and commitments may be reduced by the
                  Borrower in minimum amounts to be agreed upon. Optional prepayments of the Term Loans shall be applied, FIRST, to the next installment thereof due after the date of such prepayment, and, SECOND, to the remaining installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed.

Mandatory Prepayments
and Commitment
Reductions:       The following amounts shall be applied to prepay the Term
                  Loans and reduce the Revolving Credit Facility:

                  (a) 50% of the net proceeds, above a threshold amount to be agreed upon, of any sale or issuance of equity by the Borrower or any of its non-insurance company subsidiaries (with exceptions to be agreed upon, including exceptions permitting proceeds of equity to be used to prepay the Seller Note and to repay the $96,000,000 aggregate principal amount of medium term notes due 2003 (the "MEDIUM TERM NOTES"), which were issued by a predecessor to White Mountains and will become an obligation of the Borrower in connection with the Acquisition); and

                  (b) 100% of the net proceeds, above a threshold amount to be agreed upon, of any sale or other disposition by assets by the Borrower or any of its non-insurance company subsidiaries (with exceptions to be agreed upon, including exceptions permitting disposition of portfolio investments and the reinvestment of the proceeds thereof in other portfolio investments).

                  All such amounts shall be applied, FIRST, to the prepayment of the Term Loans and, SECOND, to the permanent reduction of the Revolving Credit Facility; PROVIDED, that the Revolving Credit Facility shall not be reduced to less than $150,000,000 pursuant to the foregoing mandatory prepayment and commitment reduction provisions. Each such prepayment of the Term Loans made with the proceeds of asset sales shall be applied to the installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed; and each other such prepayment of Term Loans shall be applied, FIRST, to the next installment thereof due after the date of such prepayment, and, SECOND, to the remaining installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed. The Revolving Credit Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Revolving Credit Facility.

IV.    COLLATERAL       The obligations of the Borrower and each Guarantor in
                        respect of the Credit Facilities shall be secured by a

                        perfected first priority security interest in the
                        capital stock of each of its subsidiaries (including the capital stock of the Borrower, which will be pledged by the Parent) and substantially all of its other intangible assets (it being understood that the Parent and its subsidiaries (other than insurance company subsidiaries) will not have any material tangible assets. Not more than 65% of the capital stock of any
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                                                                               5


                        foreign subsidiaries will be required to be pledged.

V.     CERTAIN CONDITIONS

Initial
Conditions:       The availability of the Credit Facilities shall be
                  conditioned upon satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the "CLOSING DATE") on or before March 31, 2001 (which date shall be extended to June 30, 2001 if the only condition to the consummation of the Acquisition as set forth in the Stock Purchase Agreement that has not been met on March 31, 2001 is the receipt of all required governmental approvals) (with references to the Borrower and its subsidiaries in this paragraph being deemed to refer to and include the Acquired Assets after giving effect to the Acquisition):

                                    (a) Each Credit Party shall have executed and delivered customary definitive financing documentation with respect to the Credit Facilities, which shall be reasonably satisfactory to all parties thereto and shall reflect the terms and conditions set forth herein and such other terms and conditions, consistent with the terms and conditions set forth herein, as shall be reasonably acceptable to all parties thereto (the "CREDIT DOCUMENTATION").

                                    (b) White Mountains shall have received
                                    commitments from (i) the Investor Group to purchase for cash an amount consistent with the Sources and Uses Table attached as Annex I-B (the "SOURCES AND USES Table") of equity securities of the Parent or White Mountains and (ii) Berkshire Hathaway to purchase no less than an amount consistent with the Sources and Uses Table of convertible preferred stock of White Mountains. The Parent shall have received at least an amount consistent with the Sources and Uses Table in cash and marketable securities from the issuance of its equity securities to White Mountains and/or the Investor Group. The Borrower shall have received at least an amount consistent with the Sources and Uses Table in cash and marketable securities from the issuance of its equity securities to the Parent. CGU shall have received as dividends from its subsidiaries cash in an amount consistent with the Sources and Uses Table, and such cash shall be available for use to pay a portion of the purchase price of the Acquisition.

                                    (c) The Acquisition shall have been
                                    consummated in accordance with the Stock
                                    Purchase Agreement (without any material
                                    waiver or other modification of any material
                                    provision thereof unless such waiver or
                                    other modification has been approved by the
                                    Administrative Agent), and as described in
                                    Annex II hereto. After giving effect to the
                                    consummation of the Acquisition, the
                                    Borrower shall have no material indebtedness
                                    other than indebtedness under the Credit
                                    Facilities, the Seller Note, the Medium Term
                                    Notes, approximately $30,000,000 of existing
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                                                                               6


                                    indebtedness of CGU and indebtedness of
                                    Folksamerica in respect of a promissory note in the original principal amount of approximately $21,000,000 (which is currently carried on the books of Folksamerica at an outstanding principal amount of approximately $2,000,000).

                                    (d) The Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid on or before the Closing Date, and the Administrative Agent shall have received reimbursement of all out-of-pocket expenses of the Arranger and the Administrative Agent payable by the Borrower in connection with the Credit Facilities.

                                    (e) All governmental and third party
                                    approvals required for the financing
                                    contemplated hereby and the creation of the security interests contemplated hereby, and, to the extent required by the Stock Purchase Agreement, all governmental and third party approvals required for the Acquisition and the continuing operations of the Borrower and its subsidiaries, shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the Acquisition or the financing thereof.

                                    (f) The Lenders shall have received (i)
                                    audited consolidated financial statements of
                                    White Mountains and CGU for fiscal years
                                    1998 and 1999 (and, if the Closing Date
                                    occurs after audited financial statements of White Mountain and CGU for fiscal year 2000 are available, such financial statements) and (ii) unaudited interim consolidated financial statements of White Mountains and CGU for each fiscal quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available. All such financial statements shall be in reasonable detail, shall be prepared in accordance with generally acceptable accounting principles and shall be certified by an appropriate financial officer or accountants, as applicable.

                                    (g) The Lenders shall have received a PRO
                                    FORMA consolidated balance sheet of the
                                    Borrower as at the date of the most recent consolidated balance sheet delivered pursuant to paragraph (f) above, adjusted to give effect to the consummation of the Acquisition and the financings and other transactions contemplated hereby as if such transactions had occurred on such date. Such PRO FORMA consolidated balance sheet shall be prepared in reasonable detail and in accordance with customary standards.

                                    (h) The Lenders shall have received (i)
                                    unaudited
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                                                                               7


                                    consolidating financial statements of CGU for fiscal years 1998 and 1999, (ii) unaudited interim consolidating financial statements of CGU for each fiscal quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) monthly PRO FORMA financial statements of the Acquired Assets for each monthly period ending from and after May 31, 2000 and prior to the Closing Date. All such financial statements shall be in reasonable detail, shall be prepared in accordance with generally acceptable accounting principles and shall be certified by an appropriate financial officer or accountants, as applicable.

                                    (i) The Lenders shall have received a
                                    business plan for fiscal years 2000-2006 and a written analysis of the business and prospects of the Borrower and its subsidiaries for the period from the Closing Date through the final maturity of the Term Loans. Such business plan and analysis shall be prepared in reasonable detail and in accordance with customary standards.

                                    (j) All material insurance company
                                    subsidiaries of the Borrower shall have
                                    received ratings from A.M. Best of at least
                                    A-.

                                    (k) The Lenders shall have received the
                                    results of a recent lien search in each
                                    relevant jurisdiction with respect to the Credit Parties, and such search shall reveal no liens on any of the assets of the Credit Parties except for liens permitted by the Credit Documentation or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent. It is understood that mortgages securing approximately $30,000,000 of existing debt of insurance company subsidiaries shall be permitted.

                                    (l) Insurance company subsidiaries of CGU shall have completed a reinsurance transaction with Berkshire Hathaway (as described in the letter, dated July 18, 2000, from Ajit Jain of Berkshire Hathaway Group to Ray Barrette of White Mountains, together with the Reinsurance Agreement Terms attached to such letter) for not less than $2,500,000,000 (relating to certain discontinued operations).

                                    (m) The aggregate statutory net worth of the Borrower's insurance company subsidiaries shall be not less than $2,300,000,000.

                                    (n) The Lenders shall have received such
                                    legal opinions, documents and other
                                    instruments as are customary for
                                    transactions of this type or as they may
                                    reasonably request.
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                                                                               8


On-Going Conditions:    The making of each extension of credit shall be
                        conditioned upon (a) the accuracy of all representations and warranties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations) and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit.

                             As used herein and in the Credit Documentation, a
                        "material adverse change" shall mean:

                                  (i) with respect to the "material adverse
                             change" representation and warranty to be made on the Closing Date, any event or development that has had or would reasonably be expected to have a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its subsidiaries, taken as a whole, the Acquired Assets or White Mountains and its subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Credit Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder, other than any such effect resulting from (1) changes in general economic or securities or financial market conditions (including changes in interest rates), (2) any write-off of assets or establishment of liabilities identified in Schedule 1.1(a) of the Disclosure Schedule to the Stock Purchase Agreement, in each case in amounts materially consistent with the amounts reflected in the Projections provided by White Mountains to LBI and LCPI prior to the date hereof or (3) any ratings downgrade of any material insurance company subsidiary of the Borrower by A.M. Best to a level not below A-; and

                                  (ii) with respect to the "material adverse
                             change" representation and warranty to be made at any time after the Closing Date, any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the Acquisition or the other transactions contemplated hereby, (b) the business, assets, property or financial condition of the Borrower and its subsidiaries taken as a whole, or
                             (c) the validity or enforceability of any of the Credit Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder.

VI.    CERTAIN DOCUMENTATION
       MATTERS The Credit Documentation shall contain representations, warranties, covenants and events of default customary for financings of this type (in each case applicable to
                                    each of the Credit Parties, as appropriate),
                                    including, without limitation:
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                                                                               9

Representations and
Warranties:                         Financial statements (including pro forma
                                    financial statements and statutory
                                    accounts); absence of undisclosed
                                    liabilities; no material adverse change;
                                    corporate existence; compliance with law;
                                    corporate power and authority;
                                    enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens;
                                    intellectual property; no burdensome
                                    restrictions; taxes; Federal Reserve
                                    regulations; ERISA; Investment Company Act;
                                    subsidiaries; environmental matters;
                                    solvency; insurance regulatory matters;
                                    accuracy of disclosure; and creation and perfection of security interests.

Affirmative Covenants:              Delivery of financial statements, reports,
                                    statutory accounts, accountants' letters, projections, officers' certificates and other information reasonably requested by the Lenders; payment of other obligations;
                                    continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations;
                                    maintenance of property and insurance;
                                    maintenance of books and records; right of the Lenders (subject to customary restrictions and standards) to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws;
                                    agreement to obtain within 150 days after the Closing Date interest rate protection for at least 50% of the Term Loan Facility for a period of at least three years on terms and conditions satisfactory to the Administrative Agent; and agreement to either convert the Seller Note to common stock of the Parent or to refinance the Seller Note with the proceeds of common stock of the Parent or White Mountains or subordinated debt maturing after the Credit
                                    Facilities and having other terms and
                                    conditions reasonably satisfactory to the
                                    Lenders.

Financial Covenants:                Financial covenants (including, without
                                    limitation, minimum interest and fixed
                                    charge coverage, maximum leverage, minimum net worth, and minimum statutory surplus and minimum risk based capital ratio for each material insurance company subsidiary). The terms of the foregoing financial covenants are set forth in detail in Annex III hereto.

Negative Covenants:                 Limitations on: indebtedness (including
                                    preferred stock of subsidiaries); liens;
                                    guarantee obligations; mergers,
                                    consolidations, liquidations and
                                    dissolutions; sales of assets; leases;
                                    dividends and other payments in respect of
                                    capital stock (which will permit the
                                    Borrower to pay annual dividends and other
                                    restricted payments to the Parent, and the
                                    Parent to pay such amounts to its
                                    shareholders, in each case in an aggregate
                                    amount not exceeding $60,000,000, subject to
                                    compliance with covenants and absence of
                                    default under Credit Documentation, it being
                                    understood that the foregoing $60,000,000
                                    amount is based upon the assumptions that
                                    the
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                                                                              10

                                    investment of Berkshire Hathaway in White
                                    Mountains will be in the amount of
                                    $300,000,000 and will require payment of dividends at the rate of 13% per annum, and such $60,000,000 amount will be subject to reduction to an amount to be agreed upon if either the amount of the Berkshire Hathaway investment or the required dividend rate is reduced); investments, loans and advances; optional payments and modifications of subordinated and other debt instruments; transactions with affiliates; sale and leasebacks; changes in fiscal year; negative pledge clauses; and changes in lines of business.

Events of Default:                  Nonpayment of principal when due; nonpayment
                                    of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); cross-default to other material debt instruments; bankruptcy and insolvency events; certain ERISA events; material judgments; actual or asserted invalidity of any guarantee or security document, subordination provisions or security interest; and a change of control (as defined below).

Change of Control:                  (a) Prior to any initial public offering of
                                    the Parent's capital stock, White Mountains ceases to own, directly or indirectly, at least 50% of all of the outstanding capital stock of the Parent, and (b) after any initial public offering of the Parent's capital stock, (i) White Mountains ceases to own, directly or indirectly, at least 25% of all of the outstanding capital stock of the Parent, or (ii) any person or group other than White Mountains owns a greater percentage than White Mountains owns of all of the outstanding capital stock of the Parent or (iii) a majority of the directors of the Parent ceases to be persons appointed or approved by White Mountains.

Voting: Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding not less than a majority of the aggregate amount of the outstanding Loans and unused commitments under the Credit Facilities, except that (a) the consent of each Lender directly affected thereby shall be required with respect to
                                    (i) reductions in the amount or extensions
                                    of the scheduled date of amortization or
                                    final maturity of any Loan, (ii) reductions
                                    in the rate of interest or any fee or
                                    extensions of any due date thereof, (iii)
                                    increases in the amount or extensions of the
                                    expiry date of any Lender's commitment and
                                    (iv) modifications to the pro rata
                                    provisions of the Credit Documentation and
                                    (b) the consent of 100% of the Lenders shall
                                    be required with respect to (i)
                                    modifications to any of the voting
                                    percentages and (ii) releases of all or
                                    substantially all of the Guarantors or all
                                    or substantially all of the collateral.
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                                                                              11

Assignments
and Participations:                 The Lenders shall be permitted to assign and
                                    sell participations in their Loans and
                                    commitments, subject, in the case of
                                    assignments (other than assignments (i) by the Administrative Agent, (ii) to another
                                    Lender or to an affiliate of a Lender or
                                    (iii) of funded Term Loans), to the consent of the Administrative Agent and the Borrower and, in the case of any assignment of commitments under the Revolving Credit
                                    Facility, the Issuing Lender and, the Swing
                                    Line Lender (which consent in each case
                                    shall not be unreasonably withheld). Non-pro rata assignments shall be permitted. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000, and, after giving effect thereto, the assigning Lender (if it shall retain any commitments or Loans) shall have commitments and Loans aggregating at least
                                    $5,000,000, in each case unless otherwise agreed by the Borrower and the Administrative Agent. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions, subject to customary limitations. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Credit
                                    Facilities only upon request.

Yield Protection:                   The Credit Documentation shall contain
                                    customary provisions (a) protecting the
                                    Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar
                                    Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

Expenses and
Indemnification:                    The Borrower shall pay (a) all reasonable
                                    out-of-pocket expenses of the Administrative
                                    Agent and the Arranger associated with the syndication of the Credit Facilities and the preparation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel and the charges of Intralinks) and (b) all out-of-pocket expenses of the Administrative
                                    Agent and the Lenders (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit Documentation.

                                    The Administrative Agent, the Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

Governing Law and Forum:            State of New York.

Counsel to the
Administrative Agent
and the Arranger:                   Simpson Thacher & Bartlett.

                                                                         ANNEX I

                            INTEREST AND CERTAIN FEES

Interest Rate Options:              The Borrower may elect that the Loans
                                    comprising each borrowing bear interest at a rate per annum equal to:

                                          the Base Rate plus the Applicable
                                          Margin; or

                                          the Eurodollar Rate plus the
                                          Applicable Margin.

                                    PROVIDED, that all Swing Line Loans shall bear interest based upon the Base Rate.

                                    As used herein:

                                    "BASE RATE" means the highest of (i) the rate of interest publicly announced by Deutsche Bank, New York Office as its prime rate in effect at its principal office in New York City (the "PRIME RATE"), (ii) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) PLUS 1% and
                                    (iii) the federal funds effective rate from time to time PLUS 0.5%.

                                    "APPLICABLE MARGIN" means, initially, the rates per annum determined in accordance with the Pricing Grid attached hereto as Annex I-A (the "PRICING GRID") based upon the Level applicable to the Borrower on the Closing Date.

                                    "EURODOLLAR RATE" means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities, as and if incurred) at which eurodollar deposits for one, two, three or six months (as selected by the Borrower) are offered in the interbank eurodollar market.

Interest Payment Dates:             In the case of Loans bearing interest based
                                    upon the Base Rate ("BASE RATE LOANS"),
                                    quarterly in arrears.

                                    In the case of Loans bearing interest based upon the Eurodollar Rate ("EURODOLLAR LOANS"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:                    The Borrower shall pay a commitment fee
                                    calculated at the rate of .375% per annum on the average daily unused portion of the Revolving Credit Facility, payable quarterly in arrears; the commitment fee rate will be subject to reduction based upon performance criteria to be agreed upon. Swing Line Loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving
                                    Credit Facility.

Letter of Credit Fees:              The Borrower shall pay a commission on all
                                    outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Revolving Credit
                                    Loans that are Eurodollar Loans on the face amount of each such Letter of Credit. Such commission shall be shared ratably among the Lenders participating in the Revolving
                                    Credit Facility and shall be payable
                                    quarterly in arrears.

                                    In addition to letter of credit commission, a fronting fee calculated at a rate per annum to be agreed upon by the Borrower and the Issuing Bank on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Default Rate:                       At any time when the Borrower is in default
                                    in the payment of any amount of principal due under the Credit Facilities, such amount shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to Base Rate Loans.

Rate and Fee Basis:                 All per annum rates shall be calculated on
                                    the basis of a year of 360 days (or 365/366 days, in the case of Base Rate Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

                                                                       Annex I-A

                                  PRICING GRID

                   S&P/MOODY'S    APPLICABLE MARGIN -    APPLICABLE MARGIN -
PRICING LEVEL      RATING         EURODOLLAR LOANS       BASE RATE LOANS

Level 1            >= BBB- AND         1.75%                  .75%
                   >= Baa3

Level 2            >= BBB- OR          2.00%                 1.00%
                   > Baa3, and
                   Level 1 does
                   not apply

Level 3
                   [less than] BBB-    2.25%                 1.25%
                   AND [less than]
                   Baa3

                  Notwithstanding the foregoing Pricing Grid, the Credit Documentation will provide that if the senior, unsecured, non-credit enhanced debt of the Borrower receives a rating of BBB or higher from Standard & Poor's Ratings Group and a rating of Baa2 or higher from Moody's Investors Service, Inc., the Applicable Margins applicable to Revolving Credit Loans and Tranche A Term Loans shall be 1.50% for such Loans that are Eurodollar Loans and .50% for such Loans that are Base Rate Loans; and such change in the Applicable Margins shall become effective on the later of (i) the date on which the Borrower shall have obtained both of such ratings and (ii) the first anniversary of the Closing Date.

                                                                        Annex II

                           DESCRIPTION OF ACQUISITION

              White Mountains Insurance Group, Ltd., a company incorporated in Bermuda ("WHITE MOUNTAINS"), together with investors previously identified to the Arranger (the "INVESTOR GROUP"), will form a holding company (the "PARENT"), which will in turn form an acquisition corporation ("ACQUISITION CO.", or the "BORROWER"), which will then acquire (the "ACQUISITION") the U.S. property and casualty insurance business (the "ACQUIRED ASSETS") of CGU plc (the "SELLER"). The Acquisition will be consummated pursuant to the Stock Purchase Agreement, dated as of September 24, 2000, among CGU International Holdings Luxembourg S.A., a Luxembourg corporation, CGU Holdings LLC, a Delaware limited liability company, Seller and White Mountains (the "STOCK PURCHASE AGREEMENT"). The Acquisition will be accomplished through the acquisition by the Borrower from the Seller of 100% of the equity interests of CGU Corporation, a Delaware corporation ("CGU").

              Prior to or concurrently with the Acquisition, the following transactions (the "PRE- CLOSING TRANSACTIONS") will occur:

                      (i) White Mountains will contribute to the Parent, which will in turn contribute to Acquisition Co., all of the outstanding shares of Folksamerica Holding Company, Inc., a New York company
       ("FOLKSAMERICA"), and White Mountains' interests in certain other insurance assets (collectively with Folksamerica, the "PARENT INSURANCE ASSETS");

                      (ii) CGU will exchange and/or contribute all of the shares of Commercial Union Insurance Company, a Massachusetts company, The Northern Assurance Company of America, a Massachusetts company, The Employers' Fire Insurance Company, a Massachusetts company, American Employers' Insurance Company, a Massachusetts company and Potomac Insurance Company of Illinois, an Illinois company, which are all first-tier subsidiaries of CGU, for (x) all of the shares of Pilot Insurance Company, a Canadian company ("PILOT"), a second-tier subsidiary of CGU, and (y) cash (the combined value of shares and cash to total an amount consistent with the Sources and Uses Table) (the Pilot shares are currently held by CGU Insurance Company, a Pennsylvania company ("CGUIC"), CGU Insurance Company of New Jersey, a New Jersey company ("CGUIC-NJ"), and General Accident Insurance Company, a Pennsylvania company ("GAIC"));

                      (iii) Acquisition Co. will transfer all of the Parent Insurance Assets to CGUIC;

                      (iv) CGU will sell all of the shares of Pilot to the Seller or an affiliate of Seller for cash;

                      (v) CGU Asset Management, Inc., a Delaware corporation and a subsidiary of CGU, will sell all of the outstanding shares of CGU Investment Management Canada Limited, a Canadian company, to a subsidiary of the Seller;

                      (vi) CGU will sell all of the outstanding shares of CGU Annuity Service Corporation, a Delaware corporation, and CGU Life Insurance Company of America, a Delaware corporation, to a newly-formed Delaware corporation that will be an indirect subsidiary of the Seller;

                      (vii) CGU will sell all of the outstanding shares of Societe Generale held by it to one or more subsidiaries of the Seller; and

                      (viii) the subsidiaries of CGU that hold shares of Munich Re will sell all of such shares to one or more subsidiaries of the Seller.

Cash and certain other proceeds of the sales and other dispositions contemplated in clauses (v) through (viii) of the prior sentence will be applied towards the repayment of the outstanding promissory note made by CGU to the Seller in the outstanding principal amount of $1,100,000,000 (the "TERM NOTE"), which Term Note will be repaid in full in connection with the Acquisition.

The aggregate purchase price (the "PURCHASE PRICE") payable by Acquisition Co. to the Seller in connection with the Acquisition shall consist of (a) cash equal to the sum of (1) an amount consistent with the Sources and Uses Table, (2) any net income (loss) of CGU (net of (i) realized gains (losses) in CGU's and its subsidiaries' fixed income portfolio and (ii) taxes) for the period from June 1, 2000 through August 31, 2000 and (3) the difference between (x) the amount of unrealized gains (losses) on CGU's and its subsidiaries' investments in publicly traded common equity securities (other than Societe Generale and Munich Re shares) as of August 31, 2000 and (y) the amount of unrealized gains (losses) on such common securities as of May 31, 2000 (in the case of each of (x) and (y), net of taxes), and (b) a seller note in an aggregate principal amount consistent with the Sources and Uses Table. The Purchase Price will be adjusted (up or down) by the difference between the actual proceeds of the sales contemplated in clauses (iv)-(viii) of the first sentence of the preceding paragraph and the reference sales proceeds set forth in the Stock Purchase Agreement.